UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Barclays Global Investors Funds

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT: YOUR VOTE IS CRITICAL

Dear Barclays Global Investors Funds Shareholder,

Barclays Global Fund Advisors, the adviser to the Barclays Global Investors Funds, is being acquired by BlackRock, Inc. By now, you should have received a proxy package in the mail regarding an important shareholder meeting of the Barclays Global Investors Funds in connection with such transaction. According to our records, we have not yet received your vote on the proposals presented for shareholder approval.

The Board of Trustees of Barclays Global Investors Funds unanimously recommends that shareholders vote “FOR” all proposals.

PLEASE VOTE TODAY to avoid future proxy correspondence and to ensure that your Barclays Global Investors Fund receives enough votes to act on the proposals.

We’ve provided four easy ways to cast your vote:

FASTEST OPTION—Talk to a Live Agent

Call 1-866-586-0512

Monday through Friday 9:30 AM to 12:00 Midnight (ET), Saturday from 10:00 AM to 9:00 PM (ET). Estimated call time is less than three minutes.

Vote by Telephone

For touch-tone voting, please refer to your proxy cards for a toll-free number and recorded instructions.

Vote by Mail

Complete and sign the proxy cards, then return them in the postage-paid envelope.

Vote Online

Go to www.proxyvote.com and enter the control number that appears on each of your proxy cards. The site will give you all further instructions.